UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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[Liberty Corporation]

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March 26, 2004

Dear Shareholder:

We cordially invite you to attend the 2004 Annual Meeting of Shareholders of The Liberty Corporation on Tuesday, May 4, 2004, at 10:30 a.m. at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina 29601.

The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the meeting. We will also review the major Company developments in 2003.

Your participation in the affairs of Liberty is important, regardless of the number of shares you hold. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

This year, shareholders of record may vote in any one of three ways: by calling the toll-free number listed on the enclosed proxy card; by using the Internet as instructed on the proxy card; or by signing, dating and returning the proxy card in the enclosed, postage-paid envelope.

We look forward to seeing you on May 4. Coffee will be served prior to the meeting, when the members of the Board of Directors hope to visit with you.

Cordially,

Chairman & CEO

THE LIBERTY CORPORATION

135 South Main Street

Greenville, S. C. 29601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 26, 2004

To the Shareholders of The Liberty Corporation:

The Annual Meeting of Shareholders of The Liberty Corporation will be held at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, on Tuesday, May 4, 2004 at 10:30 a.m., local time, for the following purposes:

1.	To elect three directors to serve for the terms indicated in the Proxy Statement.

2.	To ratify the selection of independent public accountants.

3.	To consider and act upon a shareholder proposal requesting that the Board of Directors of the Company redeem the rights issued pursuant to the Company’s Shareholder Rights Plan.

4.	To transact such other business as may properly come before the meeting.

Holders of Common Stock at the close of business on March 15, 2004 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the 2003 Annual Report to Shareholders is enclosed.

By Order of the Board of Directors

Martha G. Williams

Vice President, General Counsel

& Secretary

Each shareholder is urged to vote the enclosed proxy promptly. In the event a shareholder decides to attend the meeting, he may, if he wishes, revoke his proxy and vote his shares in person.

Mailing Date: March 26, 2004

THE LIBERTY CORPORATION

135 South Main Street

Greenville, S. C. 29601

PROXY STATEMENT

The 2004 Annual Meeting of Shareholders of The Liberty Corporation (“Liberty” or the “Company”) will be held on May 4, 2004 for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors in connection with this meeting and any adjournment thereof.

Directors, officers or employees of Liberty may solicit proxies in person or by mail, telephone or other means of electronic transmission. The cost of soliciting proxies will be borne by Liberty. In addition, the Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies and to verify records related to the solicitations. Liberty will pay Georgeson a fee not to exceed $8,000, plus reimbursement for its out-of-pocket expenses. Liberty will also reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their voting instructions.

Each shareholder is entitled to one vote for each share of Common Stock of Liberty held at the close of business on March 15, 2004, the record date for the Annual Meeting. On that date there were 18,770,129 shares of Common Stock outstanding.

Shareholders of record may vote in any one of three ways: by calling the toll-free number listed on the proxy card; by using the Internet as instructed on the proxy card; or by marking, signing, dating and returning the proxy card in the enclosed postage-paid envelope. A proxy in the accompanying form that is properly executed, duly returned and not revoked, or proxies properly voted by telephone or the Internet, will be voted in accordance with instructions contained therein. If no instructions are given with respect to a matter to be acted upon, proxies will be voted in accordance with the recommendations of the Board of Directors on such matter. A proxy may be revoked at any time before it is voted by written notice to the Company’s Corporate Secretary, by delivery of a later dated proxy (including a proxy given by telephone or the Internet), or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

In voting on the election of directors, shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. In voting on the ratification of the selection of independent public accountants and on the shareholder proposal requesting the Board to redeem the rights issued to the Company’s Shareholder Rights Plan, shareholders may vote FOR, AGAINST or ABSTAIN with respect to the proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR the election of all the nominees named under “Election of Directors,” FOR the selection of Ernst and Young LLP as the Company’s 2004 independent public accountants and AGAINST the shareholder proposal relating to the Shareholder Rights Plan. Some proxies may include broker non-votes. A broker non-vote occurs when a broker holding stock in street name does not have discretion to vote the shares on a particular matter without receiving specific instructions from the beneficial owner and no such instructions have been received.

The election of directors is decided by a plurality of the shares voting in person or by proxy at the Annual Meeting. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the election. The outcome of the vote on the selection of independent public accountants and the shareholder proposal relating to the Shareholder Rights Plan will be determined by a majority of the shares voting in person or by proxy at the Annual Meeting. Broker non-votes will not affect the outcome of the vote on these matters; however, abstentions will have the same effect as votes against these matters.

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management’s proxy), whether or not the proxy specifies to “WITHHOLD AUTHORITY”, to “ABSTAIN” or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

ITEM 1. Election of Directors

Information Respecting the Board and Nominees

The Board, which held four meetings during 2003, has standing Audit, Compensation, and Corporate Governance/Nominating Committees. In 2003 each Director attended, either in person or by telephone conference, all meetings of the Board and of each committee on which he served. The memberships and principal responsibilities of these Committees are described below.

The Audit Committee, which met five times during 2003, currently includes J. Thurston Roach, Chairman, William O. McCoy and John H. Mullin, III. The Audit Committee is directly responsible for the engagement, retention, compensation and oversight of the independent public accountants and for reviewing with the independent public accountants the plan and results of the audit engagement, maintaining regular communication with the providers of the internal audit function, approving the services to be performed by the independent public accountants, reviewing the degree of independence of the public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s system of internal accounting controls.

The Compensation Committee, which met one time during 2003, currently includes John R. Farmer, Chairman, Edward E. Crutchfield and Eugene E. Stone, IV. This Committee establishes the salaries and other forms of executive compensation for senior executives of the Company and its subsidiaries, develops and maintains compensation plans for such senior executives and grants benefits under such plans.

The Corporate Governance/Nominating Committee, which met one time since the last annual meeting, currently includes William B. Timmerman, Chairman, John R. Farmer and Eugene E. Stone, IV. This Committee recommends selection to management and to the Board of Directors of nominees for election as Directors and considers the performance of incumbent Directors in determining whether to nominate them for re-election. The Committee will consider nominees recommended by shareholders for the 2005 meeting provided such nominations are made in writing in accordance with the procedures set forth in the Company’s Bylaws and are submitted no later than November 28, 2004 to the Corporate Secretary at the Company’s above-stated address for referral to the Committee. This Committee also advises the Board of Directors on the Company’s Corporate Governance Policy and other matters relating to corporate governance and the rights and interests of the Company’s shareholders. A copy of Liberty’s Corporate Governance Policy and Statement of Business Ethics can be found on the Company’s website at www.libertycorp.com or is available free of charge upon written request addressed to the Corporate Secretary at the above-stated address.

The Board of Directors, which currently has nine members, is divided into three classes; and at each annual meeting, one class is elected. The Board of Directors has determined that eight of its nine members meet the New York Stock Exchange standard for independence. Hayne Hipp, Liberty’s Chairman and Chief Executive Officer, is the only Director who is an employee of the Company. Only independent directors serve on the Company’s Audit, Compensation and Corporate Governance/Nominating Committees.

The Corporate Governance/Nominating Committee has recommended the election of Edward E. Crutchfield, John R. Farmer and William O. McCoy as Directors to hold office for terms of three years, expiring with the annual shareholders meeting to be held in 2007. All Directors will continue in office until their successors are duly elected and qualified. The terms of office of the other six Directors continue until the annual meeting of shareholders held in the year shown for their respective classes. The Board of Directors and management concur in this recommendation.

Should any one or more of the nominees become unavailable to accept nomination for election as a Director, the persons named in the enclosed proxy will vote for the election of such other persons as management may recommend, unless the Board reduces the number of Directors. The nominees receiving a plurality of the votes cast will be elected as Directors.

Following is information about each nominee for Director or Director whose term continues after the meeting, including certain biographical data.

NOMINEES FOR DIRECTOR

Directors Continuing In Office

For Terms Expiring in May 2007:

EDWARD E. CRUTCHFIELD is retired Chairman of Wachovia Corporation (formerly First Union Corporation), a bank holding company, located in Charlotte, North Carolina, where he also served as Chief Executive Officer until March 10, 2000. Mr. Crutchfield has served as a Director of Liberty since 1989 and also serves as a Director of VF Corporation. He is 62 years old.

JOHN R. FARMER is Senior Director of Goldman Sachs, London, England, an investment banking firm. He assumed this position in 1999 and formerly served as a Limited Partner of The Goldman Sachs Group, L.P., New York, New York. Mr. Farmer was first elected a Director of Liberty in 1995. He is 65 years old.

WILLIAM O. McCOY has been a partner with Franklin Street Partners, an investment management firm located in Chapel Hill, North Carolina, since December, 1997. From April, 1999, until August, 2000, Mr. McCoy served as Interim Chancellor of the University of North Carolina at Chapel Hill. Mr. McCoy has served as a Director of Liberty since 1984 and also serves as a Director of Progress Energy, Inc., Fidelity Investments, North Carolina Capital Management Trust, and Duke Realty Corporation. He is 70 years old.

Terms Expiring in May 2005:

FRANK E. MELTON is a private investor and has served as Chairman and Chief Executive Officer of TV-3, Inc. Foundation since 1997. From 2003 until January 2004 he was appointed to serve as Director of the Mississippi Bureau of Narcotics, Jackson, Mississippi, in 2003. Prior to the purchase of Civic Communications Corporation by Liberty in 2000, Mr. Melton was Chairman and Chief Executive Officer of Civic, a television broadcasting company located in Jackson, Mississippi. He had held this position since 1984. Mr. Melton was first elected a Director of Liberty in 2001. He is 53 years old.

JOHN H. MULLIN, III is Chairman of Ridgeway Farm, LLC, a company engaged in agriculture and timber production, located in Brookneal, Virginia. He also serves as a Director of Alex. Brown Realty, Inc., Progress Energy, Inc., Sonoco Products Company and as a Trustee of The Putnam Funds. Mr. Mullin has served as a Director of Liberty since 1989. He is 62 years old.

EUGENE E. STONE, IV, is Chief Executive Officer of Stone International, LLC, a clothing manufacturer, located in Greenville, South Carolina. He has held this position since April, 1999 and previously served as Chief Executive Officer of Stone Manufacturing, LLC, and as Chairman of Umbro International, Inc. Mr. Stone first became a Director of Liberty in 1996 and also serves as a Director of The South Financial Group, Inc. He is 65 years old.

Terms Expiring in May 2006:

HAYNE HIPP has served as Chief Executive Officer of Liberty since 1979 and as Chairman since 1995. From 1981 until February 5, 2003, he also served as President. Mr. Hipp has served as a Director of Liberty since 1977 and also serves on the Board of SCANA Corporation. He is 64 years old.

J. THURSTON ROACH is a private investor. Previously, from October 2000 to November 2001, he served as a Director, President and Chief Executive Officer of HaloSource Corporation, a chemtech company based in Seattle, Washington. From January 1999 through March 2000, he served as Chief Financial Officer and Senior Vice President of Owens Corning. Owens Corning filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in October 2000. Mr. Roach was first elected a Director of Liberty in 1994 and also serves as a Director of Deltic Timber Corporation, Pope Resources and CellFor Inc. He is 62 years old.

WILLIAM B. TIMMERMAN is Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, an energy and telecommunications company located in Columbia, South Carolina. He has held these positions since March 1, 1997. Mr. Timmerman was first elected a Director of Liberty in 1997 and also serves as a Director of SCANA Corporation and ITC DeltaCom, Inc. He is 57 years old.

Executive Compensation

The following information is given as to the chief executive officer and the other four most highly compensated officers (collectively the “Senior Executives”) who received salary and bonus for 2003 from Liberty of more than $100,000.

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
		Annual Compensation		Restricted Stock ($) (1)	Shares Underlying Stock Options (#)	All Other Compensation ($) (2)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Hayne Hipp Chairman & CEO of Liberty	2003 2002 2001	$550,000 450,000 400,000	$314,346 469,977 -0-	$-0- -0- 3,555,000	-0- -0- -0-	$16,500 16,375 15,300

James M. Keelor President of Liberty	2003 2002 2001	500,000 499,989 483,326	289,198 433,825 -0-	128,640 340,000 -0-	-0- -0- 75,000	18,000 17,700 15,300

Howard L. Schrott Chief Financial Officer of Liberty	2003 2002 2001	375,000 375,000 370,847	183,892 271,141 -0-	857,600 680,000 -0-	-0- -0- 62,000	18,000 17,625 -0-

Martha G. Williams Vice President, General Counsel & Secretary of Liberty	2003 2002 2001	305,000 290,000 275,000	144,662 202,452 -0-	107,200 85,000 888,750	-0- -0- 35,000	18,000 17,619 15,310

Jonathan W. Norwood Controller of Liberty	2003 2002 2001	134,131 130,000 89,904	51,315 58,566 21,000	-0- -0- -0-	-0- -0- 12,500	16,308 7,950 -0-

1.	The aggregate restricted shareholdings at December 31, 2003 for each individual named in the Summary Compensation Table were as follows: Hayne Hipp—60,000 shares valued at $2,711,400, James M. Keelor—11,000 shares valued at $497,090, Howard L. Schrott—36,000 shares valued at $1,626,840 and Martha G. Williams—19,500 shares valued at $881,205. Mr. Norwood does not have any outstanding shares of restricted stock. The restrictions on these shares lapse 20% per year over the five years after the date of grant. Dividends are paid on restricted stock at the same rate as paid on all outstanding shares of the Company’s Common Stock.
2.	“All Other Compensation” details Company contributions under the Retirement and Savings Plan for each named individual during 2003 (the last completed fiscal year).

Stock Options

The information set forth in the following table includes the number of shares of Common Stock acquired on exercise of stock options by the Senior Executives named in the Summary Compensation Table during 2003 and the value realized by these exercises calculated by multiplying the closing price of the Company’s stock on the exercise date by the number of shares acquired, less the option price paid by the Senior Executives to the

Company in order to acquire these shares. Also shown is the number of unexercised options to purchase the Company’s Common Stock held by each of the Senior Executives at December 31, 2003, as well as the value of these unexercised options calculated by multiplying the closing price of the Company’s stock on December 31, 2003 by the number of underlying shares, less the option price that would be paid by the Senior Executives to the Company in order to acquire these shares.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)		Number of Shares Underlying Unexercised Options At 12/31/03 (#)			Value of Shares Underlying Unexercised In-The-Money Options at 12/31/03 ($)
Name		Value Realized ($)	Exercisable/ (1) Unexercisable (2)			Exercisable/ (1) Unexercisable (2)

Hayne Hipp	-0-	-0-	(1 (2	) )	-0- -0-	(1 (2	) )	-0- -0-

James M. Keelor	10,000	$6,150	(1 (2	) )	60,000 45,000	(1 (2	) )	$492,150 532,800

Howard L. Schrott	-0-	-0-	(1 (2	) )	24,800 37,200	(1 (2	) )	$293,632 440,448

Martha G. Williams	-0-	-0-	(1 (2	) )	67,505 21,000	(1 (2	) )	$600,444 248,640

Jonathan W. Norwood	-0-	-0-	(1 (2	) )	5,000 7,500	(1 (2	) )	$59,200 88,800

Closing price of Company stock on New York Stock Exchange on December 31, 2003 was $45.19.

Directors Compensation

In 2003 each Director who is not also an officer of Liberty or one of its subsidiaries received compensation of $5,000 and an award of 2,500 shares of Restricted Stock, which will vest twenty percent per year over the next five years. Travel expenses incurred by a Director in attending a meeting of the Board or a Committee are also reimbursed.

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the performance graph which follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Reports and graph by specific reference.

Board Audit Committee Report

The Audit Committee is currently composed of Messrs. J. Thurston Roach, Chairman, William O. McCoy and John H. Mullin, III. The Board of Directors has determined that committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange standard for independence. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that J. Thurston Roach meets the Securities and Exchange Commission (“SEC”) criteria of an “audit committee financial expert.” Mr. Roach’s extensive background and experience includes serving as Chief Financial Officer for both Owens Corning and Simpson Investment Company, where he actively supervised and participated extensively in dealing with accounting, auditing, internal control and risk management issues. Mr. Roach also holds an MBA from Stanford University Graduate School of Business.

The Audit Committee provides overall guidance to the Company’s audit function and operates under a written Charter approved by the Board of Directors, which was reviewed and revised in February 2004 and which is attached to this proxy statement as Appendix A. The Charter can also be viewed on Liberty’s website on www.libertycorp.com. The new Charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The Audit Committee Charter has also been amended to give this Committee broader authority to fulfill its obligations under SEC and New York Stock Exchange requirements.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated balance sheets for the years ended December 31, 2002 and 2003, and the related statements of consolidated income, shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2003. The Committee also discussed certain matters with Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2003, as required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received a formal written statement from its external auditors consistent with the disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with representatives of Ernst & Young LLP that firm’s independence from management and the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for year-end 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The table below discloses the aggregate fees billed for professional services rendered by Ernst & Young LLP for the years ended December 31, 2003 and December 31, 2002 for: (1) the audit of the Company’s annual financial statements for the year ended December 31, 2003 and December 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for each year, (2) audit-related fees, (3) tax fees and (4) all other fees.

AGGREGATE AUDIT FEES BILLED FOR YEAR 2003 AND 2002

Service Provided	2003 Amount		2002 Amount
Audit Fees	$334,186	*	$300,826	*
Audit-Related Fees	76,077		43,509
Tax Fees	57,027		260,089
All Other Fees	0		0

Total	$467,290		$604,424

*	Includes expenses of approximately $10,600 in 2003 and $6,500 in 2002.

The Audit Committee has considered whether the provision of the services covered in the above table is compatible with maintaining the principal accountant’s independence and found no incompatibility. All audit and non-audit services performed by Ernst & Young in 2003 were pre-approved by the Audit Committee. None of the hours expended on Ernst & Young’s engagement to audit the Company’s financial statements for the year ended December 31, 2003 were attributed to work performed by persons other than Ernst & Young’s full-time permanent employees.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

J. Thurston Roach	William O. McCoy	John H. Mullin, III

Board Compensation Committee Report on Executive Compensation

The Compensation Committee is currently composed of Messrs. John R. Farmer, Chairman, Edward E. Crutchfield and Eugene E. Stone, IV, all of whom are non-employee directors deemed to be independent, as defined under the rules of the New York Stock Exchange. The Committee provides overall guidance to the compensation programs and stock ownership plans established for the Company’s executive officers. Set forth below is the Committee’s report addressing the Company’s compensation policies for 2003.

Policies. To maintain and grow the Company’s leadership position in terms of market share, revenue and profitability, the Compensation Committee establishes compensation policies which are intended to: (1) reward capable and productive employees and (2) reinforce the Company’s business strategies, in a manner consistent with internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies.

At present, the executive compensation program is composed of annual incentive cash bonus, long-term incentive awards of stock options and restricted stock, and salary and benefits generally available to executives in the media industry. The Company is subject to the loss of the deduction for compensation in excess of

$1,000,000 paid to certain of the Company’s executives unless the design and administration of the compensation programs comply with the requirements of Section 162(m) of the Internal Revenue Code. The Company generally has endeavored to satisfy the conditions required to preserve the deductibility of such executive compensation in the past and will continue to do so in the future. However, in specific situations after considering the costs of not satisfying Section 162(m) of the Code, the Company appropriately rewards individual performance regardless of tax deductibility.

Comparability. The Committee annually reviews the executive compensation program, including an analysis of competitive market data. This data compares the Company’s compensation practices to those of groups of comparator companies that have business operations in the media industry and that are similar in size in terms of revenues and assets. Salaries are generally targeted at the 50th percentile of the salaries of comparable positions at the comparator companies. The opportunity for executive officers to earn compensation in excess of the 50th percentile is provided by the annual performance-based bonus plan and the long-term stock ownership plans. The Performance Graph in this proxy statement displays, in addition to the Company and the S&P 500, a new and old peer group of broadcasting companies. The Company has amended the constituents of its peer group to more accurately reflect a portfolio of companies that more closely resembles its operating profile. The new peer group companies, comprised of LIN TV Corporation, Hearst-Argyle Television, Inc., Media General Inc., Gray Television, Inc., Sinclair Broadcast Group, Inc. and Young Broadcasting, Inc., are included in the comparator groups used for compensation purposes.

Annual Performance Incentive. The Compensation Committee’s emphasis on tying pay to corporate, business unit and individual performance is reflected in the 2003 Management Bonus Plan (the “Bonus Plan”). The Bonus Plan provided for cash bonus awards to executive officers based on the 2003 actual versus target financial performance of the Company and various other individual or operating measures tailored to an individual executive’s area of responsibility. The financial performance measures were revenue, EBITDA and broadcast cash flow. As financial performance and shareholder value increase, bonus payouts increase proportionally. The target awards set for the executive officers reflected the Committee’s subjective judgment as to the extent to which the participant could contribute to the achievement of the Company’s financial goals. Threshold actual earnings of the Company were required before an executive officer became eligible. Under the Plan executives could earn higher than targeted bonuses for personal achievements contributing significantly to the Company’s long-term success. Actual bonuses awarded to executive officers of the Company were approximately equal to the target bonuses established under the Bonus Plan since the 2003 actual revenue, EBITDA and broadcast cash flow of the Company were higher than threshold target revenue, EBITDA and broadcast cash flow of the Company.

Long-term Performance Incentive. The Company’s Performance Incentive Compensation Program (the “Program”) is designed to align a significant portion of the executive compensation program with shareholder interests. The Program permits the granting of several types of stock-based awards, all of which can be performance based at the Committee’s election:

•	Stock Option. A right vesting over a period of years as established by the Compensation Committee and terminating after ten years to purchase shares of Common Stock at a price equal to the market value of the Common Stock on the date the option is awarded.

•	Restricted Stock. Shares of Common Stock which the recipient cannot sell or otherwise dispose of until a restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapse of the restriction period.

•	Phantom Units. Book accounts for participants which can be vested in increments over time and paid by delivery of a number of shares of Common Stock equal to the number of phantom shares held in the book account and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to vesting.

Individual performance as well as formulas tied to an executive officer’s base salary was utilized in establishing the number of shares of restricted stock and stock options for each 2003 award. No emphasis was placed on the number of shares in previous awards.

Salaries. Executive officers were granted base salary increases effective May 1, 2003 after evaluating executives’ levels of performance, responsibility and internal equity issues, and after evaluating the range of salaries paid by the comparative group of companies.

Chief Executive Officer. After evaluating the competitive total compensation market data for the comparator companies and the prior year performance of the Company against its bonus targets for revenue, EBITDA and broadcast cash flow, the Committee determined that a salary of $550,000 and a bonus of $314,346, would be appropriate for the Chief Executive Officer.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

John R. Farmer	Edward E. Crutchfield	Eugene E. Stone, IV

Board Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee is currently composed of Messrs. William B. Timmerman, Chairman, John R. Farmer and Eugene E. Stone, IV, all of whom are non-employee directors deemed to be independent, as defined under the rules of the New York Stock Exchange. The Committee operates under a written Charter, a current copy of which is available to security holders on the Company’s website at www.libertycorp.com. The Committee will consider director candidates recommended by security holders provided the procedures described in the section of this proxy statement entitled “Shareholders’ Proposals” are adhered to. Minimum qualifications that the Committee believes must be met by a Committee-recommended nominee for a position on the Company’s Board of Directors are as follows.

Each nominee should:

Be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and taking part in orientation and continuing education);

Have the desire to represent the balanced, best interests of the shareholders as a whole; and

Have the skill, expertise, background (whether in business or in other areas such as public service, academia or scientific communities), and other characteristics to enhance the effectiveness of the Board and Board committees.

The Committee seeks to identify potential director candidates who will strengthen the Board. It could receive potential nominees from directors and shareholders as described above and, when appropriate, could retain a search firm to identify director candidates. The Committee will evaluate potential nominees in accordance with the above stated minimum qualifications and will further evaluate a potential candidate’s skills, expertise, background and other characteristics.

Compensation Committee Interlocks and Insider Participation

During 2003 there were no interlocking relationships involving the Company’s executive officers and its directors.

Certain Transactions

William B. Timmerman, Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, is a Director of Liberty. During 2003 subsidiaries of Liberty sold advertising time to SCANA Corporation that totaled approximately $66,000 (including the value of non-utility, in-kind services provided by SCANA Corporation to Liberty’s subsidiaries). It is anticipated that similar transactions will occur in the future.

Management believes that the terms of the arrangements described in this “Certain Transactions” section are as favorable to Liberty as are similar transactions between unrelated parties.

Five-Year Shareholder Return Comparison

The Performance Graph below compares cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index, the selected peer group used in 2003 and a new selected peer group.

Notes:

1.	The Company amended the constituents of its peer group to more accurately reflect a portfolio of companies that more closely resembles its operating profile.

2.	The new peer group consists of LIN TV Corporation; Hearst-Argyle Television, Inc.; Media General Inc.; Gray Television, Inc.; Sinclair Broadcast Group, Inc.; and Young Broadcasting, Inc. The old peer group consists of Granite Broadcasting Corporation; Hearst-Argyle Television, Inc.; Media General Inc.; Paxson Communications Corporation; Sinclair Broadcast Group, Inc.; and Young Broadcasting, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table shows as of January 31, 2004, the shares of Liberty Common Stock beneficially owned (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934) by each Director, nominee for Director and by all executive officers and Directors of Liberty as a group, and by the only entity known to Liberty to beneficially own more than 5% of the shares of such stock.

	Nature and Amount of Beneficial Ownership
Name (1)	Sole Voting and/or Investment Power		Shared Voting and/or Investment Power (2)		Total Shares Beneficially Owned	Percentage of Outstanding Common Stock
Edward E. Crutchfield	16,530	(3)	-0-		16,530.09%
John R. Farmer	19,530	(4)	-0-		19,530.10%
Hayne Hipp	457,634	(5)	1,980,458	(6)	2,438,092	12.88%
James M. Keelor	153,284	(7)	-0-		153,284.81%
William O. McCoy	16,930	(4)	-0-		16,930.09%
Frank E. Melton	16,500	(4)	-0-		16,500.09%
John H. Mullin, III	16,530	(4)	-0-		16,530.09%
Jonathan W. Norwood	7,500	(8)	-0-		7,500.04%
J. Thurston Roach	16,530	(4)	-0-		16,530.09%
Howard W. Schrott	76,222	(9)	-0-		76,222.40%
Eugene E. Stone, IV	15,530	(4)	-0-		15,530.08%
William B. Timmerman	14,530	(4)	-0-		14,530.08%
Martha G. Williams	222,227	(10)	-0-		222,227	1.17%
All Directors, Nominees for Director and Executive Officers as a Group (13 persons)	1,049,477	(11)	1,980,458		3,029,935	16.00%
Gabelli Funds, Inc.	3,868,341	(12)	-0-		3,868,341	20.43%

Notes:

1.	None of the Directors and executive officers is the beneficial owner of any equity securities of any of Liberty’s subsidiaries. Except as otherwise indicated in these Notes, each of the individuals named above has sole voting and investment power with respect to the shares listed for such person. The number of shares includes shares that may be acquired currently or within 60 days after January 31, 2004 through the exercise of stock options.
2.	Except as otherwise indicated in these Notes, both voting and investment power are shared with respect to the shares designated in this column.
3.	Includes 2,500 restricted shares as to which he has sole voting power but no investment power, options to purchase 9,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program and 5,030 shares held by a charitable foundation of which Mr. Crutchfield is a Trustee. Mr. Crutchfield disclaims beneficial ownership of the 5,030 shares held by the charitable foundation.

4.	Includes 2,500 restricted shares as to which he has sole voting power but no investment power and options to purchase 9,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
5.	Hayne Hipp, PO Box 502, Greenville, SC 29602-0502. Includes 60,000 restricted shares as to which he has sole voting power but no investment power and 21,591 shares held in trust for the benefit of charity and/or family and non-family members of which Hayne Hipp serves as sole Trustee.
6.	Includes 12,045 shares held of record by his wife and 297,920 shares held in trust for the benefit of his children and/or charity of which his wife serves as Co-Trustee.
7.	Includes 11,000 restricted shares as to which he has sole voting power but no investment power and options to purchase 75,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
8.	Includes options to purchase 7,500 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
9.	Includes 36,000 restricted shares as to which he has sole voting power but no investment power and options to purchase 37,200 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
10.	Includes 19,500 restricted shares as to which she has sole voting power but no investment power and options to purchase 74,505 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
11.	Includes 146,500 restricted shares as to which they have sole voting but no investment power and options to purchase 266,205 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
12.	Gabelli Funds, Inc., One Corporate Center, Rye, NY 10580-1434. Amendment No. 35 to Schedule 13D filed with the SEC on December 11, 2003, reflects that Gabelli Funds, Inc. is the ultimate parent of a variety of companies engaged in the securities business and is the beneficial owner of the above shares, including 3,801,241 shares for which sole voting power is held and 3,868,341 shares for which sole investment power is held.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934 requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC and the New York Stock Exchange various reports as to ownership of such Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations to the Company that no other reports were required, all the applicable Section 16(a) filing requirements were complied with during 2003, except that in February 2003 Hayne Hipp and Martha G. Williams each used shares to pay the taxes due on restricted stock that vested. Due to an administrative error the Form 4 reporting the disposition of these shares was filed late by each these officers.

ITEM 2. Ratification of Appointment of Independent Public Accountants

Subject to shareholder ratification, the Audit Committee of the Board of Directors has appointed the firm of Ernst and Young LLP as independent public accountants for the year 2004. The Audit Committee is composed of Directors who are not officers or otherwise employees of Liberty and who are deemed to be independent, as defined under the rules of the New York Stock Exchange.

If the shareholders do not ratify the selection of Ernst and Young LLP, the selection of independent certified public accountants will be reconsidered and made by the Audit Committee. It is understood that even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Committee feels that such a change would be in the best interests of the Company and its shareholders.

The appointment of the firm of Ernst & Young LLP as independent public accountants for Liberty was ratified by the shareholders at Liberty’s last Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have the opportunity to make a statement should they so desire.

Ratification of the appointment of independent public accountants requires that the votes cast favoring the action exceed the votes cast opposing the action. The Board of Directors and management recommend that the shareholders vote “FOR” such ratification.

ITEM 3. Shareholder Proposal Regarding Redemption of Rights Under Company’s Shareholder Rights Plan.

GAMCO Investors, Inc, One Corporate Center, Rye, New York 10580, which is the owner of 2,530,441 shares of Common Stock, as shown in an amendment to Schedule 13D filed by Gabelli Funds, Inc. with the Securities and Exchange Commission as of December 11, 2003, has submitted the following proposal and supporting statement for inclusion in this Proxy Statement and has stated its intention to present the proposal at the Annual Meeting:

RESOLVED: That the shareholders of The Liberty Corporation (the “Company”) hereby request that the Board of Directors redeem the Rights to purchase Series A Participating Cumulative Preferred Stock issued pursuant to the August 1990 Shareholder Rights Plan unless a majority of the outstanding shares approve the issuance by affirmative vote cast at a special meeting of the shareholders held as soon as practical following adoption of this proposal.

Shareholder Supporting Statement

On August 30, 1990, the Company distributed a dividend of one Right to purchase Series A Cumulative Preferred Stock pursuant to a Shareholder Rights Plan. Generally, the shareholders may exercise the Rights only when a person or group acquires, or through exchange or tender offer attempts to acquire, a beneficial interest in 20% or more of the common stock of the Company. Shareholders—other than the person or group attempting to acquire 20%—may then exercise the Rights and receive stock at a fraction of its market value. The Company may redeem the Rights for $.01 per Right. These Rights represent a corporate anti-takeover device, commonly known as a “poison pill.”

Issuing the Rights allows the Company to increase vastly the cost to a potential bidder of effecting any merger or tender offer unless the Board of Directors favors the bid. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of shareholders. In effect, the Board has arrogated to itself the sole right to determine what price a potential buyer must pay to acquire the entire Company. We believe the Board should allow its shareholders to decide for themselves what represents a fair price for their holdings.

By redeeming the Rights or putting this significant matter to a vote of shareholders, the Board will serve two important goals. First, it will encourage shareholder democracy by soliciting the views of its shareholder constituency about the advisability of anti-takeover devices. Second, it will allow shareholders to decide for themselves whether a Rights Plan improves or undermines shareholder value. Finally, the power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders’ interests. Should this proposal prevail, the Board, in an effort to improve shareholder value, should itself redeem the Rights or put the decision whether to continue to use a poison pill to a shareholder vote at a special meeting to be held as soon as practical.

GAMCO INVESTORS, INC. URGES SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

Response of Your Board of Directors in Opposition to the Shareholder Proposal

Your Board of Directors unanimously recommends a vote “AGAINST” the Shareholder Proposal presented in Item 3. The Board of Directors first adopted the Company’s Shareholder Rights Plan (the “Plan”) in 1990, and later renewed it in 2000, to enhance the ability of the Board to preserve and protect shareholder value in the event of certain unsolicited takeover attempts. Withdrawal by your Board of the Company’s Plan would remove significant protection currently provided to shareholders.

Your Board’s fiduciary duty to shareholders is to evaluate any legitimate acquisition offer presented to the Board and to determine whether any offer would deliver full value to shareholders. The Shareholder Rights Plan provides the means for your Board to fulfill this duty. The Plan is not intended to, and will not, prevent any takeover proposal that the Board of Directors believes is in the best interests of Liberty and its shareholders.

Similar rights plans have been adopted by a majority of the Standard & Poor’s 500 companies. According to the Investor Responsibility Research Center, over 2,000 U.S. companies have active rights plans, consistent with an increasing number of studies demonstrating the economic benefits that rights plans provide for shareholders. A study released in 1997 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that, from 1992 to 1996, companies with rights plans received an additional $13 billion in takeover premiums than companies without rights plans. The report also noted that the presence of a rights plan at a target company did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one.

The Plan protects the Company’s shareholders against unsolicited attempts to gain control of the Company that would not provide full value to shareholders. Examples of acquisition tactics that are not in the best interest of, and in fact are unfair to, shareholders are partial or two-tiered bids that fail to treat all shareholders equally and “creeping” acquisitions that result in gaining a control position of a publicly-listed company through open-market stock purchases.

In summary, the Company’s Shareholder Rights Plan puts in place the following major benefits to shareholders:

•	The Plan enables your Board, as your elected representatives, to maximize the value for, and protect the interests of, the Company’s shareholders in the event of an acquisition offer.

•	The Plan encourages a bidder for the Company to negotiate with your Board. This strengthens your Board’s bargaining position with the bidder.

•	The Plan gives your Board a greater period of time to evaluate an acquisition offer.

•	The Plan permits your Board to reject an offer that does not reflect the full value of the Company or is not fair to all shareholders.

•	The Plan permits your Board to seek alternative proposals that would better reflect the full value of the Company and treat all shareholders fairly.

Liberty’s Board of Directors takes its obligations to the shareholders seriously and believes it can best safeguard shareholder value and the Company’s assets by retaining the flexibility granted by the Plan. Redeeming the rights would remove an important tool that the Board should have for the protection of shareholders. Therefore, any decision to redeem the rights should be made in the context of a specific acquisition proposal. In the absence of any indication of an adverse impact on shareholders, your Board of Directors strongly believes the Shareholder Rights Plan should remain in effect because it benefits all shareholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholders’ Proposals

To be considered for inclusion in the proxy materials for the Company’s 2005 Annual Meeting, a shareholder proposal must be received by the Corporate Secretary at the Company’s above-stated address on or before November 28, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the Bylaws of the Company.

To have a nomination or item of business brought before the Company’s 2005 Annual Meeting, but not included in the Company’s proxy material for that meeting, a shareholder must deliver the required notice of such nomination or item, together with any information specified by the Company’s Bylaws, to the Corporate Secretary at the Company’s above-stated address between October 29, 2004 and November 28, 2004.

The Company’s Bylaws set forth certain procedures that a shareholder must follow and specific information which must be provided to nominate persons for election as directors or to introduce an item of business at an annual meeting, even if such item is not to be included in the Company’s proxy material. A copy of the Company’s Bylaws, containing such procedural requirements and information, may be obtained without charge by any shareholder by written request addressed to the Corporate Secretary at the principal executive offices of the Company. A copy of Liberty’s By-Laws can also be viewed at the Company’s website on www.libertycorp.com.

Communications with the Board

The Board of Directors provides a process for shareholders to send communications to the Board of Directors and specified individual directors. This information, along with the Company’s policy with regard to Board members’ attendance at annual meetings and the number of Board members who attended the 2003 annual meeting, is available to shareholders on the Company’s website at www.libertycorp.com. The independent directors shall select from among themselves a specific Presiding Independent Director at each separate meeting of the independent directors.

Multiple Shareholders Sharing the Same Address

In December 2000 the Securities and Exchange Commission adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to two or more shareholders residing at the same address by delivering a single annual report and proxy statement to that address. This practice, known as “householding,” is designed to reduce printing and postage costs for companies.

This year, a number of brokers with accountholders who are Liberty shareholders will be householding proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions are received from one or more of the shareholders. Once shareholders receive a notice from their broker that householding will be used for delivery of communications to their address, householding will continue until further notification or until their consent is revoked. If any shareholders residing at such an address wish to receive a separate annual report and proxy statement in the future, they should notify their broker or telephone Liberty’s Corporate Secretary, Martha G. Williams, at (864) 241-5400 or write to her at 135 South Main Street, Greenville, South Carolina 29601.

Shareholders who currently receive multiple copies of Liberty’s annual report and proxy statement at their address may request householding by contacting their broker; or, if the shareholder is a shareholder of record, a written request should be sent to Liberty’s transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, Floor 3L, Brooklyn, New York 11219, Attention: Isaac J. Kagan.

Other Matters

The Board of Directors and management of Liberty know of no business to be presented at the meeting other than the three items specified above. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Martha G. Williams

Vice President, General Counsel

& Secretary

Greenville, South Carolina

March 26, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

AS APPROVED ON FEBRUARY 3, 2004

1. Mission Statement

The Audit Committee will assist the Board of Directors of the Company in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company and its subsidiaries. This will include assisting the Board in overseeing: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications, independence and performance, and (d) the performance of the Company’s internal audit function. The Audit Committee also will prepare the Audit Committee report that SEC rules require to be included in the Company’s annual proxy statement. The Committee also will review periodically and oversee the financial reporting process, the system of internal control and the audit process, and will oversee the Company’s process for monitoring compliance with the Company’s policies and codes of conduct.

2. Membership and Qualification

The Audit Committee shall consist of three or more Independent Directors (as defined in and determined pursuant to Section A.3 of the Company’s Corporate Governance Policy, including the special independence criteria specified therein with respect to Audit Committee members) who also satisfy the special limitations and special qualifications specified in Subsections (a) and (b) of Section 2. The Committee members shall be elected annually by the Board for terms of one year, or until their successors shall be duly elected and qualified. The Board, upon the recommendation of the Corporate Governance/Nominating Committee, may remove any Committee member at any time. Unless a Committee Chairman is elected by the full Board, the Committee members may designate a Chairman consistent with any recommendations from the Corporate Governance/Nominating Committee.

(a) Special Limitations

•	Director’s fees (including fees for service on Committees) must be the sole compensation that an Audit Committee member receives from the Company.

°	Permissible director fees may include equity-based awards and may also include fees that are structured to provide additional compensation for additional duties (such as extra fees for serving on and /or chairing Board Committees).

°	A former employee of the Company who later qualifies as an Independent Director will not be barred from chairing or serving as a voting member of the Audit Committee merely because he/she receives a pension or other form of deferred compensation from the Company for his/her prior service (provided such compensation is not contingent in any way on continued service as a Director).

°	Neither an Audit Committee member nor his or her firm may receive any fees from the Company, directly or indirectly, for services as a consultant or a legal or financial adviser. This applies without regard to whether the Audit Committee member is directly involved in rendering any such services for the Company.

•	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair such member’s ability to serve effectively on the Company’s Audit Committee and such determination by the Board must be disclosed in the Company’s annual proxy statement.

(b) Special Qualifications

Each member of the Audit Committee shall, in the judgment of the Board, be financially literate and have the ability to read and understand the Company’s basic financial statements or shall, promptly following his or her appointment, obtain adequate training to achieve such literacy and ability. In addition, at least one member of the Audit Committee, in the judgment of the Board, shall have accounting or related financial management expertise and sophistication as a result of past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

3. Meetings and Other Actions

The Committee will meet at least four times each year, either in person or telephonically, and at such other times as may be necessary to fulfill its responsibilities. It will meet following the end of each fiscal quarter of the Company to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be and to discuss the earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (if any). Meetings may be called by the Chairman of the Committee or the Chairman of the Board. All meetings and other actions of the Committee shall be held and taken pursuant to the bylaws of the Company, including bylaw provisions governing notice of meetings and waiver thereof, the number of Committee members required to take actions at meetings and by written consent, and other related matters.

•	As part of its meetings, the Committee shall meet separately, at least quarterly, with management, with the representatives of the Company’s internal auditor function and with the Company’s independent auditors.

•	Unless otherwise authorized by the Corporate Governance/Nominating Committee, the Committee shall not delegate any of its authority to any subcommittee. The Committee shall not delegate any of its responsibilities to another committee of the Board.

•	Reports of meetings of and actions taken at meetings or by consent by the Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) shall be made by the Committee chairman or his/her delegate to the Board at its next regularly scheduled meeting following the Committee meeting or action and shall be accompanied by any recommendation from the Committee to the Board. In addition, the Committee Chairman or his/her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

4. Goals, Responsibilities and Authority

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to react or respond appropriately to changing circumstances or conditions and to ensure that the corporate accounting and financial reporting practices of the Company, as well as the auditing process, are in accordance with all applicable requirements, and also are appropriately tailored for the Company’s specific business and financial risks. In carrying out its duties and responsibilities, the following are within the responsibilities and authority of the Committee.

(a) Internal Controls

At least quarterly, the Committee shall evaluate, in conjunction with management, the independent auditors and the internal audit function, the adequacy of the Company’s financial reporting systems and business process. In addition, the Committee shall review significant findings noted by the independent auditors and the internal audit function in the course of their audit functions, as well as management responses.

(b) Financial Reporting Generally

In connection with its general oversight of the Company’s financial reporting, the Committee shall:

•	Review accounting and reporting issues identified in any analyses prepared by management or the independent auditors or otherwise identified in the course of the Committee’s review of the Company’s financial statements and discussions with its auditors, including recent professional and regulatory pronouncements provided to the Committee by the Company or its independent auditors as being particularly relevant to the Company, with due consideration of their impact on the Company’s financial statements.

•	Review with management and the independent auditors, management’s proposals regarding: new accounting pronouncements; the adoption of, and changes of choice regarding, material accounting principles and practices to be followed when preparing the financial statements of the Company; alternative principles and practices that could have been followed; the reasons for selecting the principles and practices to be followed; the financial impacts of the principles and practices selected as compared to those of the other alternatives available; and the provision of any “pro forma” or “adjusted” non-GAAP information.

•	Inquire as to whether the independent auditors or representatives of the internal audit function have any concerns regarding: the possibility of material accounting or reporting risks or exposures; the appropriateness and quality of material accounting treatments and whether there has been any aggressive creativity in any such treatments; any business transactions that may affect the fair presentation of the Company’s financial condition or results of operations; or any weaknesses in the Company’s internal control systems.

•	Establish procedures for:

°	The receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

°	The confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

•	Affirm in connection with the Committee’s review of the Company’s annual and quarterly financial statements that the independent auditors communicate certain matters to the Committee as required by professional standards related to their audit of the annual financial statements and their review of the interim financial information.

•	Establish a procedure whereby management discusses with the Committee on a pre-issuance basis all of the following:

°	The types of information to be disclosed and types of presentation to be made in earnings press releases and in financial information and earnings guidance provided to analysts and rating agencies;

°	Material financial reporting matters to be disclosed in any SEC filings, such as a change in accounting principles or extraordinary and non-recurring items and transactions; and

°	Material matters to be disclosed in Form 8-K filings with the SEC.

•	The Committee Chairman may represent the entire Committee for purposes of reviewing and discussing with management and the independent auditors the Company’s earnings press releases, financial information and earnings guidance furnished to analysts and rating agencies, and interim financial statements provided that the Chairman has no reason to know, sufficiently in advance to call a meeting of the Committee or to otherwise solicit the views of other members of such Committee, that any of the foregoing will involve any material financial reporting issues or material financial reporting changes.

(c) Annual Financial Statements

In connection with the preparation and audit of the Company’s annual financial statements, the Committee shall:

•	Review with the independent auditors their proposed audit scope and approach, including staffing, locations and coordination of the independent audit work with the work performed by the internal audit function.

•	Review in private discussion whether there have been (and if so the nature of) any audit problems or difficulties and any related responses by management. This review shall include:

°	Confirmation that management is not placing any restrictions on the scope of the independent auditors’ work or their access to information.

°	Inquiry as to any accounting adjustments noted or proposed by the independent auditors but “passed” (as immaterial or otherwise.)

°	Discussion of any “management” or “internal control” letters issued by the independent auditors to the Company.

°	Discussion of the responsibilities, budget and staffing of the Company’s internal audit function and the adequacy and appropriateness thereof.

•	Meet with management and the independent auditors to review the annual financial statements and related notes, as well as the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), prior to filing and inquire whether such financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Committee members.

°	This review is to include discussions with management and the independent auditors about the existence and disposition of any material issues, including any involving: accounting principles,

practices, estimates and judgments; and any material transactions (including the Company’s business purpose, pricing and fairness) with related parties or others that have or previously had a special relationship to the Company that may influence the Company’s willingness to enter into such transaction or the terms of such transaction.

°	The Committee also shall make a recommendation to the Board regarding inclusion of such financial statements, related notes and the related MD&A in the Company’s Annual Report on Form 10-K.

•	Review any complex and/or unusual transactions and any matters requiring significant estimates of asset valuation allowances or liability reserves, and evaluate management’s handling of proposed audit adjustments identified by the independent auditors.

•	Review the independent auditors’ judgments about the quality of the accounting principles applied to the Company’s financial statements.

•	Review legal or other matters that could have a material impact on the Company’s financial statements.

(d) Interim Financial Statements

With respect to the Company’s interim financial statements, the Committee shall:

•	Meet with management, the representatives of the Company’s internal audit function and the independent auditors to review the interim financial statements and any related notes, as well as the related MD&A, prior to filing, and inquire whether such financial statements and any related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Committee members.

•	Confirm that the Company’s interim financial statements and any related notes included in Quarterly Reports on Form 10-Q have been reviewed by the Company’s independent auditors using professional standards and procedures for conducting such reviews, as established by U.S. generally accepted auditing standards.

(e) Compliance with Laws and Regulations Relating to Financial Reporting and Tax Matters

The Committee shall oversee the Company’s compliance with laws and regulations relating to financial reporting and tax matters and shall:

•	Periodically review the Company’s procedures for monitoring compliance with such laws and regulations.

•	Discuss the significant findings, if any, of reviews or examinations by regulatory agencies, such as the Securities and Exchange Commission.

(f) Compliance with the Company’s Policies and Statement of Business Ethics and Approval of Related Party Transactions

The Audit Committee also shall oversee compliance with the Company’s policies and Statement of Business Ethics and shall:

•	Confirm that the Company’s policies and Statement of Business Ethics are formalized in writing and that procedures are in place to communicate such policies and codes to appropriate management, supervisory and other key employees.

•	Periodically review the Company’s policies and Statement of Business Ethics, with particular focus on related party transactions and conflicts of interest involving, directly or indirectly, any director or executive officer, and consider whether any changes are needed.

•	Review the program for monitoring compliance with the Company’s policies and Statement of Business Ethics and periodically obtain updates from management regarding compliance.

•	Be responsible for evaluating, making decisions whether to approve, and monitoring on an ongoing basis any related party transactions covered by the Company’s policies and Statement of Business Ethics and for making decisions whether to grant any waivers of or approve any other deviations from the Company’s policies and Statement of Business Ethics governing related party transactions and conflicts of interest, in each case if any director, executive officer or any entity for or in which any such person serves as a director or executive officer or has any other significant interest is involved, and also for documenting and monitoring any such approval or waiver.

(g) Internal Audit Function

The Committee shall oversee the activities and programs administered by those responsible for the Company’s internal audit function and shall:

•	Ensure that the Company has an internal audit function performed on a regular basis that includes appropriate review and approval of the Company’s internal transactions and accounting.

•	Review and concur in the appointment, replacement, reassignment or dismissal of the employee(s) (or outside firm which may not be the Company’s independent auditors) having primary responsibility for the Company’s internal audit function.

•	Review the annual internal audit plan of the internal audit function and its scope, and the degree of coordination of this plan with the independent auditors.

•	Meet with the representatives of the Company’s internal audit function periodically in a private session without any other members of management being present to discuss matters that the Committee or the representatives of the Company’s internal audit function believe should be discussed.

(h) Independent Auditors

In its oversight of the Company’s independent auditors, the Committee shall:

•	Have sole authority (subject, if applicable, to shareholder ratification) to select, hire and fire the Company’s independent auditors, to approve all fees and other terms of the audit engagement and to approve any non-audit relationship with the independent auditors.

•	Assist the Board in evaluating the performance of the independent auditors, who are ultimately accountable to the Board and the Committee.

•	Meet with the independent auditors at least once a year in a private session without any members of management being present to discuss matters that the Committee or the independent auditors believe should be discussed, including without limitation discussion of items contemplated elsewhere in this Charter.

•	Obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company (including the amount and nature of all related compensation); discuss with the independent auditors the impact on the auditors’ objectivity and independence of any disclosed relationships as required by professional standards; and determine whether any such non-audit engagements are consistent with the independent auditors’ independence and objectivity.

•	Obtain and review, at least annually, a written report from the independent auditors that describes: the independent auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and discuss with the independent auditors the contents of such report and the impact of the matters addressed in such report on the quality of services performed by the independent auditors.

•	Evaluate annually based on all relevant circumstances known to the Committee, including qualifications of and quality of services performed by the independent auditing firm and the primary audit partner, opinions of the Company’s management and representatives of the Company’s internal audit function and regarding the independent auditors, length of tenure, factors having the potential to impact objectivity, the securities law requirement to rotate at least every five years the primary audit partner in charge of performing (or overseeing the performance) of the Company’s audit and the primary audit partner in charge of reviewing the Company’s audit, the possible desirability of regular rotation of the independent auditing firm, any reported issues regarding the firm’s internal controls or audits of other companies, as well as efficiencies and relevant expertise regarding the Company, whether the Company should change its independent auditors or the partner in charge of performing or reviewing the Company’s audit or other audit team personnel. The Committee should present to the Board a summary of the Committee’s evaluation and conclusions.

•	Evaluate and approve (or disapprove) any desire by the Company or any of its subsidiaries to employ anyone who has served within the preceding year as a member of the independent auditors’ audit team personnel assigned to the Company’s audit.

(i) Other Responsibilities

The Committee also shall:

•	Review and evaluate the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s major financial risk exposures and steps taken by management to monitor and control such.

•	Monitor significant internal or external special investigations and review with management, at least annually, any other legal matters that could have a material impact on the Company’s financial statements or compliance with law.

•	If deemed appropriate, initiate special investigations into matters within the Committee’s scope of responsibilities or as delegated by the Board of Directors.

•	Perform other oversight functions as requested by the full Board.

•	Perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of and, if appropriate, propose to the Board any desired changes, in the Charter of the Committee, all to supplement the oversight authority of the Corporate Governance/Nominating Committee with respect to such matters. Reassess the adequacy of the Committee’s Charter annually; present the initial Charter and subsequent amendments of the Charter, if any, to the full Board for adoption.

(j) Reporting Responsibilities

The Committee shall:

•	Regularly update the Board of Directors about the Committee’s activities and make appropriate recommendations.

•	Make such reports of its activities and evaluations as may be required by the Securities and Exchange Commission in the Company’s proxy statement and/or annual report or as determined to be appropriate by the Board.

5. Additional Resources

The Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and also shall have the unfettered right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee shall keep the Company’s Finance Department advised as to the general range of anticipated expenses for outside consultants.

THE LIBERTY CORPORATION

This Proxy is solicited on behalf of the Board of Directors of the Corporation.

The undersigned hereby appoints Sophia G. Vergas and Mark D. Wesson, or either of them, as proxies, with full power of substitution, to represent the undersigned at the 2004 Annual Meeting of Shareholders of The Liberty Corporation (“Liberty”) to be held at 10:30 a.m. on May 4, 2004, at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, and at any adjournment thereof, and to vote all the shares of Liberty stock which the undersigned would be entitled to vote if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS, “FOR” ITEM 2, “AGAINST” ITEM 3 AND IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2.

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. Proposal to approve the appointment of Ernst & Young LLP as independent public accountants for Liberty.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	☐ Edward E. Crutchfield
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ John R. Farmer	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3.
	☐ William O. McCoy		FOR	AGAINST	ABSTAIN
☐ FOR ALL EXCEPT (See instruction below)		3. Shareholder Proposal described in the Proxy Statement.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle nextto each nominee you wish to withhold, as shown here:	▪	4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.

To change the address on your account, please check the box at right and indicate your address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

SIGNATURE OF SHAREHOLDER	Date	SIGNATURE OF SHAREHOLDER	Date

NOTE:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney,

             trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.